                                                                    Exhibit 10.2


                              EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT is made and entered into this 6th day of November, 1998, effective as of August 15, 1998, by and between ALLIN COMMUNICATIONS CORPORATION, a Delaware corporation ("Employer"), and LES KENT ("Employee"), a resident of Florida.

                                 W I T N E S E T H:
                                 -----------------

     WHEREAS, Employee is currently employed by Kent Consulting Group, Inc., a California corporation and a wholly-owned subsidiary of Employer ("KCG"), as KCG's president; and

     WHEREAS, Employee has also been serving as President of Employer; and

     WHEREAS, Employer desires to employ Employee on a full-time and exclusive basis and Employee is willing to serve on a full-time and exclusive basis, all upon the terms and conditions hereinafter set forth; and

     WHEREAS, the parties intend that this Employment Agreement will replace the Employment Agreement dated November 6, 1996, by and between KCG and Employee (the "KCG Employment Agreement").

     NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

     Section 1. Employment. Subject to the terms and conditions of this
     ---------  ----------
Agreement, Employer agrees to employ Employee as President of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties. This Agreement replaces the KCG Employment Agreement, and the KCG Employment Agreement is hereby terminated without any liability of any nature to KCG or Employer. Without limiting the foregoing, Employee acknowledges that Employee is not entitled to any severance pay in connection with the termination of the KCG Employment Agreement.

     Section 2. Employment Period.  The term of Employee's employment hereunder
     ---------  -----------------
shall commence effective August 15, 1998 and shall continue until December 31, 2001, unless sooner terminated in accordance with the terms of this Section 2 ("Employment Period"). The Employment Period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least three (3) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer; or (ii) the termination of Employee's employment by the Board of Directors with cause (as hereinafter defined); or
(iii) the passage of thirty (30) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol, (v) use of controlled substances or other addictive behavior;
(vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

     Section 3. Employment Compensation and Other Benefits.
     ---------  ------------------------------------------

     (a)  Salary. For services performed by Employee during the Employment
          ------
Period, Employer will pay to Employee, effective August 15, 1998, a base salary of Two Hundred Thousand Dollars ($200,000) per annum, payable in equal monthly installments of $16,666.67, prorated for any partial period of employment.

     (b)  Benefits. During the Employment Period, Employee will be entitled to
          --------
such benefits as are available to other employees of Employer generally.

     (c)  Business Expenses. Employer will reimburse Employee for reasonable
          -----------------
out-of-pocket expenses incurred by him, in accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

     (d)  Discretionary Bonus. During the Employment Period, the Employee shall
          -------------------
have the opportunity to earn an annual bonus in accordance with an annual bonus program to be established by the Compensation Committee and approved by the Board of Directors of Employer. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its sole discretion. In general, annual bonuses shall be based on goals which enhance shareholder value. One or more of the following may be established as acceptable performance goals:
Employer revenues, pre-tax income, earnings before income taxes, interest, depreciation and amortization, return on equity, total shareholder return, or other measures of corporate performance which would be in the best interests of the shareholders.

     (e)  Stock Option Plan.  Employee will be entitled to participate in
          -----------------
Employer's 1996 and 1997 Stock Option Plans and any future plans established by Employer (the "Stock Option Plans"). Employee will be granted incentive stock options ("Incentive Stock Options") for 60,000 shares of Employer's common stock ("Common Stock") upon signing of this Agreement. The exercise price will be the closing price of Employer's Common Stock on August 15, 1998. Such Incentive Stock Options shall vest at a rate of 12,000 shares per year, beginning on August 15, 1999, and continuing on each August 15 thereafter, provided that if Employee is still employed by Employer on December 31, 2001 but Employer elects not to renew this Agreement, Employee's remaining options for 24,000 shares shall vest on December 31, 2001. Further provided, that all Incentive Stock Options shall immediately vest upon the earlier to occur of the date on which
(i) the termination of this Agreement without cause occurs, (ii) the Employer sells all or substantially all of its assets, (iii) Employer merges with another entity in a transaction in which the Employer is not the surviving corporation, or (iv) any person (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the shareholders of Employer (as existing on the date hereof) becomes the Beneficial Owner (as that term is used in Section 13(d) of the Exchange Act) directly or indirectly of 50% or more of the Common Stock of Employer. Notwithstanding the foregoing, vested options will be immediately forfeited, and will no longer be exercisable, upon the termination of the Employee for "cause," as defined in
Section 2.

     (f)  Annual Merit Review.  Annually, on or before August 15 of each year,
          -------------------
Employer will conduct an annual review of Employee's performance under this Agreement and, if deemed appropriate, implement adjustments to this Section 3 for such year.

     (g)  Severance Pay.  If Employee's employment is terminated for any
          -------------
reason other than with cause or at Employee's election, during the Employment Period, Employee shall receive a severance payment of Two Hundred Thousand Dollars ($200,000), payable over the course of one (1) year, in equal monthly installments of $16,666.67. If Employee's employment is terminated with cause or at Employee's election, Employee shall not be entitled to any severance payment.

     Section 4.  Conditions of Employment.  As conditions of his employment
     ---------   ------------------------
and in consideration of his employment, Employee covenants and agrees as follows:

     (a) that, during the Employment Period, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer;

     (b) that, during the Employment Period, and for a period of two (2) years thereafter, he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer (each an "Allin Entity") engages during the Employment Period; provided that the prohibition contained in this subsection 4(b) shall not apply to any business in which Employer or any other Allin Entity was engaged during the Employment Period if, during the two year period thereafter, Employer or such other Allin Entity permanently ceases to be engaged in such business; further provided that if Employer defaults in the payment of amounts due to Employee under the Promissory Note described in Section 2.1 of the Merger Agreement, as amended by that certain Amendment to Merger Agreement dated October __, 1998, and Employee is no longer employed by Employer at the time that such default occurs, Employee shall be released from the provisions of this
Section 4(b);

     (c) that, during the Employment Period, and for a period of two (2) years thereafter, he will not solicit any customer of Employer or any customer of any other Allin Entity, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer or such other Allin Entity;

     (d) that, during the Employment Period, and for a period of two (2) years thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any other Allin Entity, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any other Allin Entity;

     (e) that, during the Employment Period and for a period of two (2) years thereafter, he will not request or advise any individual or entity which is a supplier or vendor of Employer or any other Allin Entity at any time during the Employment Period, to withdraw, curtail or cancel any such supplier's or vendor's business with Employer or such other Allin Entity;

     (f) that, during the Employment Period and for a period of two (2) years thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 4 to all prospective employers with whom he may discuss possible employment;

     (g) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer or any other Allin Entity of a proprietary or confidential nature (including, without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer or any other Allin Entity is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his employment, such information, to the extent that it has been reduced to writing (including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

     (h) that, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer, any other Allin Entity, or any of the employees, agents, officers, directors, shareholders or affiliates of Employer or any other Allin Entity;

     (i) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement, or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any other Allin Entity buys services, materials, equipment or supplies, or with whom Employer or any other Allin Entity does business;

     (j) that, during the Employment Period, he will not, without the prior written consent of the Board of Directors of Employer: (i) exchange goods, products or services of Employer or any other Allin Entity in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer or any other Allin Entity;

     (k) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate or subsidiary of Employer or their business operations; and

     (l) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures as Employer may reasonably request from time to time.

     Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

     Section 5.  Injunctive Relief.  Because the services to be performed by
     ---------   -----------------
Employee hereunder are of a special, unique, unusual, confidential, extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of the trade secrets, customers, procedures, and other confidential information of Employer and the other Allin Entities, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 7 of this Agreement, monetary damages alone to Employer or another Allin Entity would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a breach or threat of a breach of any of the provisions of Section 4 or Section 7 of this Agreement by Employee, Employer and the other Allin Entities shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer or any other Allin Entity, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer or any other Allin Entity to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, the other Allin Entities and the officers, directors, employees and agents of any of the foregoing from, and waives any claim for damages against them which he might have with respect to Employer or any other Allin Entity obtaining in good faith any injunction or restraining order pursuant to this Agreement.

     Section  6.  Absence of Restrictions.  Employee hereby represents and
     ----------   -----------------------
warrants that he has full power, authority and legal right to enter into this Agreement and to carry out his obligations and duties hereunder and that the execution, delivery and performance by Employee of this Agreement will not violate or conflict with, or constitute a default under, any agreements or other understandings to which Employee is a party or by which he may be bound or affected, including, but not limited to, any order, judgment or decree of any court or governmental agency.

     Section 7.  Patents and Inventions.  Employee will promptly submit to
     ---------   ----------------------
Employer written disclosures of all inventions, improvements, discoveries and new ideas, relating to the business of Employer or any other Allin Entity, whether or not patentable (hereinafter called "Inventions"), which are made or conceived by Employee, alone or jointly with others, during the Employment Period. Title to all such Inventions that shall be within the existing or contemplated scope of the business of Employee or another Allin Entity at the time such Inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer or any other Allin Entity, together with such patent, patents or other legal protection as may be obtained thereon in the United States of America and all foreign countries, shall belong to Employer. Employee will assign any rights or interest in such title to Employer, and upon the request of Employer, will at any time during the Employment Period and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

     Section 8.  General.
     ---------   -------

     (a)  Interpretation.  If the provisions of Section 4 of this Agreement
          --------------
should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of the time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, and any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

     (b)  Notices.  In any case where any notice or other communication is to be
          -------
given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mailed by registered or certified mail, postage prepaid, addressed as follows:


     If to Employer:
     --------------

     Allin Communications Corporation
     400 Greentree Commons
     381 Mansfield Ave.
     Pittsburgh, PA 15220
     Attention: Mr. Richard W. Talarico

     with copies to:

     Bryan D. Rosenberger, Esq.
     Eckert Seamans Cherin & Mellott, LLC
     600 Grant Street, 44th Floor
     Pittsburgh, PA 15219

     If to Employee:
     --------------

     Mr. Les Kent

     -------------------------------------

     -------------------------------------

     -------------------------------------


or such other address or addresses as any party may specify by notice to the other party given as herein provided.

     (c)  Headings.  The headings in this Agreement are inserted for
          --------
convenience and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     (d)  No Presumption on Interpretation.  Nothing herein shall be construed
          --------------------------------
more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

     (e)  Binding Effect.  This Agreement shall be binding upon, and inure to
          --------------
the benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

     (f)  Integration.  This Agreement constitutes and contains the entire
          -----------
Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

     (g)  Waivers; Modification.  This Agreement, or any provision hereof, may
          ---------------------
be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

     (h)  Governing Law.  This Agreement shall be construed in accordance with
          -------------
and governed in all respects by the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof).


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              ALLIN COMMUNICATIONS CORPORATION


                              By: /s/ Richard W. Talarico
                                  -------------------------------------

                              Name Printed: Richard W. Talarico
                                            ---------------------------
                              Title: Chairman of the Board and
                              Chief Executive  Officer


                              /s/ Les Kent
                                  --------
                                  Les Kent